Better Choice Company Reports First Quarter 2021 Financial Results
NEW YORK, NY, May 13, 2021 -- Better Choice Company Inc. (OTCQX: BTTR) (the “Company” or “Better Choice”), an animal health and wellness company, today reported its financial results for the First Quarter ended March 31, 2021.
“We are very excited to share our first quarter 2021 results with the investor community. Our performance in the first quarter of 2021 reflects a strong start to the year, which we have been able to deliver while simultaneously focusing on medium and longer-term strategic initiatives. I am very excited to discuss our exciting plans for growth and the progress we have already made as we continue to execute our 2021 plan and look forward to 2022,” said Scott Lerner, CEO of Better Choice.
“We have a strong foundation for growth and our omni-channel approach allows us to market products purpose-built for success in specific channels while simultaneously building our brand across all channels,” continued Mr. Lerner. “For example, we can take learnings from the online environment, which represented 59% of our Q1 2021 sales, to the pet specialty channel, where we see the potential for step-changing growth in 2022. In addition, our international business continues to accelerate, representing 23% of our net sales in Q1 2021 after roughly doubling in 2020 on an annual basis when considering full year Halo sales. If we continue to execute, I strongly believe that we’ll achieve our mission to become the most innovative premium pet food company in the world, with high-quality brands poised for rapid growth led by a team of industry veterans.”
Operational Updates
•Onboarded a new Executive Vice President of Digital Sales, Jenny Condon, and a new Vice President of Supply Chain and Logistics, Alex Vournas.
•Continue to navigate the COVID-19 pandemic while minimizing cash burn and establishing a strong base for growth in our core channels: E-Commerce, direct-to-consumer ("DTC"), Brick & Mortar and International
•Integrated the Halo and TruDog brands, with identified opportunities for future innovation and consolidation.
•Increased investment in long-term brand marketing to coincide with planned pet specialty re-launch in Q1 2022.
•Delivered $6.4m of online net sales in Q1 2021, with ~55% of online purchases made via recurring subscription.
•Secured $25.6m of aggregate minimum purchases with Asian distribution partners from January 1, 2021 through December 31, 2022. Net sales in China were $1.1m in Q1 2021, representing 43% of total international net sales of $2.5m.
•Closed $12.0m credit facility with Wintrust Bank in January 2021, completing the refinancing of the bridge loan and reducing annual cash interest expense by ~$2m.
•Raised $4.1m of cash through an equity raise in January 2021 ahead of planned Summer 2021 Uplist to major US Exchange.
Financial Results for the First Quarter 2021
•First Quarter 2021 Gross Sales of $13.4m
•First Quarter 2021 Net Sales of $10.8m
•First Quarter 2021 Loss from operations of $5.1m
•First Quarter 2021 Adjusted EBITDA of $(1.1)m

Conference Call and Webcast Information
The Company will host a conference call and audio webcast on Thursday, May 13th at 8:30 a.m. (Eastern Time) to answer questions about the Company's operational and financial highlights for the first quarter of 2021.

Event:	Better Choice First Quarter 2021 Earnings Call
Date:	Thursday, May 13, 2021
Time:	8:30 a.m. Eastern Time
Live Call:	+1-855-327-6837(U.S.Toll-Free)or+1-631-891-4304(International)
Webcast:	http://public.viavid.com/index.php?id=144846
For interested individuals unable to join the conference call, a dial-in replay of the call will be available until April 14, 2021 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 10014678.
Better Choice Company Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Loss
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Net sales	$10,830	$12,226
Cost of goods sold	6,556	8,069
Gross profit	4,274	4,157
Operating expenses:
General and administrative	4,551	8,245
Share-based compensation	2,525	2,485
Sales and marketing	2,336	1,959
Total operating expenses	9,412	12,689
Loss from operations	(5,138)	(8,532)
Other expense (income):
Interest expense	835	2,301
Loss on extinguishment of debt	394	—
Change in fair value of warrant liabilities	6,483	(1,379)
Total other expense, net	7,712	922
Net and comprehensive loss	(12,850)	(9,454)
Preferred dividends	—	34
Net and comprehensive loss available to common stockholders	$(12,850)	$(9,488)

Weighted average number of shares outstanding, basic and diluted	57,525,054	48,526,396
Loss per share, basic and diluted	$(0.23)	$(0.20)

Non-GAAP Measures
Better Choice Company defines Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net and comprehensive loss: depreciation and amortization, interest expense, share-based compensation, warrant expense and dividends, change in fair value of warrant derivative liability, loss on extinguishment of debt, loss on acquisitions, acquisition related expenses, purchase accounting adjustments, equity and debt offering expenses and COVID-19 expenses.
The Company presents Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.
Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss, gross margin, and our other GAAP results.

The following table presents a reconciliation of net and comprehensive loss, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated.

Better Choice Company Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended March 31,	Three Months Ended March 31,
	2021	2020
Net and comprehensive loss	$(12,850)	$(9,488)
Depreciation and amortization	411	457
Interest expense	835	2,301
EBITDA	(11,604)	(6,730)
Non-cash share-based compensation, warrant expense and dividends (a)	2,590	5,113
Non-cash change in fair value of warrant liability and warrant derivative liability	6,483	(1,379)
Loss on extinguishment of debt	394	—
Acquisition related expenses/(income) (b)	—	677
Non-cash effect of purchase accounting and inventory write-off on cost of goods sold (c)	—	894
Offering relating expenses (d)	196	315
Non-recurring and other expenses (e)	856	982
Adjusted EBITDA	$(1,085)	$(128)
(a) Reflects non-cash expenses related to equity compensation awards and stock purchase warrants for the three months ended March 31, 2021 and 2020. The three months ended March 31, 2020 additionally includes non-cash dividends and stock purchase warrants associated with a contract that was subsequently terminated. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) Reflects costs incurred related to acquisition and integration activities that will not recur and operating expenses that will not recur due to acquisition related synergies.
(c) Reflects non-cash expense recognized in cost of goods sold related to the step-up of inventory required under the accounting rules for business combinations.
(d) Reflects administrative costs associated with the registration of previously issued common shares and other debt and equity financing transactions.
(e) Reflects non-recurring severance costs of $0.7 million, non-cash third party share-based compensation of $0.3 million, non-recurring consulting costs of $0.2 million and director costs of $0.1 million, partially offset by a $0.5 million reduction to sales tax liability for the three months ended March 31, 2021. Reflects non-recurring contract termination costs for the three months ended March 31, 2020.

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing animal health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to animal health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted animal health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com